EXHIBIT 23.6

CONSENT OF HOLLIS C. CHEEK

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person about to become a director of Renasant Corporation in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission (File No. 333-187633) under the Securities Act of 1933, as amended, relating to the business combination of Renasant Corporation and First M&F Corporation.

/s/ Hollis C. Cheek
Hollis C. Cheek
May 21, 2013